Exhibit 11

                HEALTH OUTCOMES MANAGEMENT, INC. & SUBSIDIARIES
                       Calculation of Earnings Per Share
                                 (Unaudited)

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                                                Three months ended
                                                      May 31,
                                              1999              1998
                                           __________        __________
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Earnings used in calculations:

Income (loss) from continued operations    $  14,836         $  89,878
Income (loss) from discontinued operations         0            (9,498)
                                           __________        __________
Net income (loss)                          $  14,836         $  80,380

Shares used in calculation:

BASIC
  Average number of shares outstanding     8,872,853         8,574,910

DILUTED
  Additional shares issuable assuming
   exercise of outstanding stock options      34,764                 0

  Additional shares issuable assuming
   exercise of outstanding warrants                0                 0

  Additional shares issuable assuming
   exercise of convertible debt                5,479                 0
                                           __________        __________

Weighted average number of common and
 common equivalent shares outstanding      8,913,096         8,574,910
                                           ==========        ==========

Basic per share data:
Income (loss) from continued operations    $     .00         $     .01
Income (loss) from discontinued operations       .00         $    (.00)
                                           __________        __________
Net income (loss)                          $     .00         $     .01

Diluted per share data:
Income (loss) from continued operations    $     .00         $     .01
Income (loss) from discontinued operations       .00              (.00)
                                           __________        __________
Net income (loss)                          $     .00         $     .01

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